Exhibit 5.1

Silicon Valley
855 Main Street
Redwood City, 94063
T +1 (650) 618-9250

freshfields.us
August 4, 2026
FormFactor, Inc.
7005 Southfront Road
Livermore, CA 94551

Ladies and Gentlemen,
FormFactor, Inc., a Delaware corporation (the Company), has filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form S-8 (the Registration Statement) for the purpose of registering under the Securities Act of 1933, as amended (the Securities Act), an aggregate of 5,000,000 shares of its common stock, par value $0.001 per share (the Securities), issuable under the Company’s Amended and Restated 2012 Equity Incentive Plan (the Plan).
We, as the Company’s counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Securities have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Plan, the Securities will be validly issued, fully paid and non-assessable.
We are members of the Bars of the States of California and New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Freshfields US LLP